As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-267173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

20230930-DK-BUTTERFLY-1, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	11-2250488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

650 Liberty Avenue, Union, New Jersey 07083

(908) 688-0888

(Address, including zip code, and telephone number of Principal Executive Offices)

BED BATH & BEYOND INC.

(Former name of the Registrant)

Michael Goldberg

Plan Administrator pursuant to the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and Its Debtor Affiliates

20230930-DK-Butterfly-1, Inc.

650 Liberty Avenue

Union, New Jersey 07083685

(908) 688-0888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, P.C.

Tamar Donikyan

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022

(212)-446-480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 31, 2022, 20230930-DK-Butterfly-1, Inc. (f/k/a Bed Bath & Beyond Inc.), a Delaware corporation (the “Company”) filed a Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 to Form S-3 filed on November 9, 2022 and as further amended by Post-Effective Amendment No. 2 to Form S-3 filed on February 6, 2023 (Registration Statement No. 333-267173 (the “Registration Statement”)). This Post-Effective Amendment No. 3 to the Registration Statement (“Post-Effective Amendment”) is being filed in order to deregister all securities that were registered under the Registration Statement and remain unsold.

On April 23, 2023, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On September 14, 2023, the Bankruptcy Court entered its order confirming the Second Amended Joint Chapter 11 Plan of Bed Bath & Beyond Inc. and its Debtor Affiliates (the “Plan”). The Company expects the Plan to become effective on September 29, 2023.

The Company has terminated all offerings of securities pursuant to the Registration Statement as it is undergoing an orderly wind-down and liquidation process pursuant to the Plan. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, effective upon filing of this Post-Effective Amendment, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Union, New Jersey, on September 29, 2023.

20230930-DK-BUTTERFLY-1, INC.

By:	/s/ David M. Kastin
David M. Kastin Executive Vice President, Chief Legal Officer & Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.